Exhibit 99.1

Lender Presentation November 8th, 2018 Exhibit 99.1

Disclaimer This presentation contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “vision” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, expected new store openings, our real estate strategy, growth targets, potential growth opportunities, future capital expenditures and estimates of expenses we may incur in connection with equity incentive awards to management and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained in this presentation are forward-looking statements. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this presentation are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this presentation. In addition, even if such results or events are consistent with the forward-looking statements contained in this presentation, they may not be predictive of results or developments in future periods. See “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 27, 2018, filed with the SEC on March 23, 2018 and other documents we file with the SEC for more complete information about the factors that could affect our results of operations, as well as our quarterly reports on Form 10-Q and current reports on Form 8-K for more information about At Home Group Inc. (the “Company”). You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Any forward-looking statement that we make in this presentation speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this presentation. The non-GAAP financial measures contained in this presentation (including, without limitation, comparable store sales, Adjusted EBITDA, Store-level Adjusted EBITDA, adjusted operating income, pro forma adjusted net income) are not GAAP measures of our financial performance and should not be considered as alternatives to net income (loss) as a measure of financial performance, or any other performance measure derived in accordance with GAAP. We present Adjusted EBITDA, Adjusted EBITDA margin, Store-level Adjusted EBITDA and Store-level Adjusted EBITDA margin, which are not recognized financial measures under GAAP, because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance, such as interest, depreciation, amortization, loss on extinguishment of debt, impairment charges and taxes. We present adjusted operating income and pro forma adjusted net income because we believe investors’ understanding of our operating performance is enhanced by the disclosure of net income adjusted for nonrecurring charges associated with events such as our IPO and refinancing transactions. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons we consider it appropriate for supplemental analysis. In particular, Store-level Adjusted EBITDA does not reflect costs associated with new store openings, which are incurred on a limited basis with respect to any particular store when opened and are not indicative of ongoing core operating performance, and corporate overhead expenses that are necessary to allow us to effectively operate our stores and generate Store-level Adjusted EBITDA. There can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. In addition, in evaluating Adjusted EBITDA, Store-level Adjusted EBITDA, adjusted operating income and pro forma adjusted net income, you should be aware that in the future, we may incur expenses that are the same as or similar to some of the adjustments in the presentation. Our presentation of Adjusted EBITDA, Store-level Adjusted EBITDA, adjusted operating income and pro forma adjusted net income should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA, Store-level Adjusted EBITDA, adjusted operating income and pro forma adjusted net income may not be comparable to similarly titled measures used by other companies in our industry or across different industries and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, Store-level Adjusted EBITDA, adjusted operating income and pro forma adjusted net income only as supplemental information. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any security of the Company.

Company Overview and Credit Highlights

A Highly Differentiated Retail Growth Story

Industry Leader

- Specialty retailer with unmatched breadth and depth of assortment
  - ~110,000 square feet offering over 50,000 SKUs
  - Over 70% of products are exclusive[1] to At Home
- A low price leader offering compelling value in a highly fragmented market

Significant Whitespace

- Demonstrated portability – 167 stores across 36 states spanning small and large markets
  - Capitalizing on availability of low cost, second-generation real estate
- 600+ total store potential nationwide
- Compelling new store economics with payback period of <2 years[2]

Strong Financial Momentum

- 18 consecutive quarters of positive comparable store sales growth
- 5-Year Historical Net Sales CAGR of ~21%[3]
- Adjusted EBITDA margin in excess of 16% annually[4]

Any Room, Any Style, Any Budget

Housewares



Furniture



Textiles and Rugs



Wall Décor



Seasonal



Outdoor



Note: Store information as of October 31, 2018. Potential store opportunity based on research conducted by Buxton Company ("Buxton").
(1) Unbranded, private label or specifically designed for At Home.
(2) Represents actual payback period for new stores opened after FY2013 and open at least 12 months as of January 27, 2018, excluding certain builds subject to ground leases that we do not expect to include in sale-leaseback transactions.
(3) Annual Net Sales growth rate for FY2013 through FY2018.
(4) Annual adjusted EBITDA margin for FY2013 through FY2018.

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Key Drivers of Differentiation and Value in Our Business Model

Exceptional Management Team
Strong Corporate Culture

Unmatched Breadth and Depth

Comprehensive selection

One-stop shop for any room, any style and any budget

No direct competitor

Up to **11x Sq. Ft.** of other home décor retailers

>70% exclusive[1]

Constant newness: **~20,000 new SKUs** per year

Low Price Leader

Create customer's desired "look" at value price points

Low cost structure enables customer savings

<$15 average price point

~$65 average basket

>80% of net sales occur at full price

Efficient Operating Model

Enjoyable self-help shopping experience

Streamlined store and distribution center operations

Low store labor model

Industry-Leading Store-Level Adj. EBITDA margin of **28%+**[2]

Flexible and Proven Real Estate Strategy

Second and third generation real estate enables highly attractive lease terms

Portable across different geographies, market sizes and real estate formats

Year 1 Store-Level Adj. EBITDA of $1.8 million[3]

<2 years average payback period[4]

(1) Unbranded, private label or specifically designed for At Home.
(2) Annual Store-level Adjusted EBITDA margin for stores open at least 12 months as of January 27, 2018.
(3) Represents FY2017 vintage actual results.
(4) Represents actual payback period for new stores opened after FY2013 and open at least 12 months as of January 27, 2018, excluding certain builds subject to ground leases that we do not expect to include in sale-leaseback transactions.

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Taking Share in a Large, Growing, Highly Fragmented Industry With No Dominant Player ($ in billions) CAGR: ~3% $227 11% 7% $193 6% 53% % Other 5% 3% 3% 2% 3% 2021 Estimated (2) 2010 Actual (1) 2016 Actual (1) Online players Wayfair and Amazon capturing only 5% of total addressable market (1) Home Furnishings News (HFN State of the Industry report published September 2017). (2) Estimated industry size based on expected 3% CAGR for 2016 - 2021 per Euromonitor Passport Homewares and Home Furnishing Store data. (3) Home Furnishings News (HFN The Top 50 Retailers in Home Furnishings report published June 2017). 5 Value is Winning in the Category CAGR: ~4% $153 Home Décor Is a Large and Growing Market Fragmented Addressable Market(3)

Why Our Customers Love Us 1 • Comprehensive selection for every room and every style under one roof Half of core 2 • • ~$65 average basket <$15 average price point (2) 3 • Over 70% of products are exclusive(3) to At Home 4 • • • “Treasure hunt” Allows customer to assess color / size / feel Average core customer visit is >1 hour(4) 5 • • Provides customer ability to take home today Avoids hassle of shipping bulky items Price Selection Ability to See / Touch / Feel (1) (2) (3) (4) Per Cooper Roberts research survey: “Please rank the 3 most important factors for you personally when choosing a place to shop for home décor products.” Per Cooper Roberts survey to core customers. Unbranded, private label or specifically designed for At Home. Per Russell Research survey conducted in April 2015 to customers that spent more than $200 at At Home stores during the twelve months preceding the survey conducted by Russell Research. 6 Immediate Take Home Desirable Shopping Experience Exclusive Products customers visit at least 1x per month Low Prices Breadth and Depth Giving Customers What They Want Most(1)

Low Price Leader Same Style, Similar Look, Lower Price 7 Note: Prices as quoted online as of September 1, 2018. Barstools Furniture Wall Decor Accent Furniture Outdoor Décor $39.99 $144.99 $29.99 $69.95 (on sale $55.96) Textiles $ 599.00 $199.99 $399.00 (on sale $309.99) $159.99 $799.00 $399.99 $220.00 (on sale $124.99) $69.99

Strength of Model Reflected in our Performance $278 $1,051 $178 $85 FY13 FY14 FY15 FY16 FY17 FY18 LTM 24 FY13 FY14 FY15 FY16 FY17 FY18 LTM 27 FY13 FY14 FY15 FY16 FY17 FY18 LTM % Growth(1) New Stores 11 21 27 23 24 % Growth 18 18 27 18 27 % Growth 6 4 1920 27 30 710 16 20 24 28 31 % Margin26 28 27 27 26 27 26 % Margin 22 21 18 1716 17 17 Note: $ in millions. Please refer to the reconciliation of Adjusted EBITDA and Store-level Adjusted EBITDA in the appendix. (1)FY15 contained an additional week of business. FY15 and FY16 net sales growth rates have been adjusted to exclude $7.8M in net sales earned in the 53rd week of FY15. 8 CAGR: 16% $161 $126 $105 $89 $81 $951 CAGR: 21% $766 $622 $498 $404 $364 $252 CAGR: 21% $199 $169 $133 $113 $96 Store-level Adjusted EBITDA Adjusted EBITDA Net Sales

Credit Highlights Highly Differentiated Home Décor Concept Large, Growing and Fragmented Industry Unmatched Customer Value Proposition Low Cost Operating Model With Industry Leading Profitability Compelling Store Economics Favorable Cash Flow Profile Exceptional Management Team 9

Strategies to Continue Driving Industry Leading Growth

Expand Significant New Store Store Base Whitespace Opportunity with Openings Across Markets Track Record of Successful Total Number of Stores at Year End 180 FY 2019 Openings FY 2018 Openings FY 2017 Openings Pre – FY 2017 Openings 167 Stores 36 States 100 81 68 58 FY13 Growth FY14 17% FY15 19% FY16 23% FY17 23% FY18 21% FY19E 21% Current Penetration of Total Store Potential(1) Opportunity to Grow Our Store Base 86% 10 Note: At Home store count as of August 29, 2018. (1)Current store count, potential store count and percentage penetration are based on public company filings and Company websites. by ~3.6x65%66% 48% 28%28%30% Penetration Shows Significant Whitespace 149 123 Current Store Footprint Track Record of New Store Growth

Compelling Store-Level Economics Strong New Store Performance First Year Store Sales Per Store(3) ($ in millions) $7.2 Year 1 Sales >$5.5 million ~$7.5 million $6.9(6) 5-Year Average $5.9 Store-Level Adjusted EBITDA Margin 25%+ 25%+ FY2018 (4) FY2014 FY2015 FY2016 FY2017 (2) Net Investment $3.0 - 4.0 million $1.5 - 2.0 million First Year Store-Level Adjusted EBITDA(5) ($ in millions) $2.2 Payback Period ~2 Years <1 Year $2.0(6) 5-Year Average $1.7 FY2018 (4) 20 FY2014 3 FY2015 6 FY2016 17 FY2017 20 # Leased Stores (1) Represents average historical results for new stores opened after FY2013 and open at least 12 months as of January 27, 2018, excluding certain builds subject to ground leases that we do not expect to include in sale-leaseback transactions. Net investment includes capital spend, net working capital, pre-opening expenses and sale-leaseback proceeds. Represents new store net sales within the first 12 months, including grand opening period. FY2018 results are calculated on an annualized basis. Synthetic rent assumed for all real estate purchases and ground-up builds. Represents results excluding relocation of largest volume store. (2) (3) (4) (5) (6) 11 New stores have outperformed our IPO targets and have delivered <2 year payback on average $1.6$1.8$1.8 $1.1 $6.0$6.0$6.3 $4.2 Build Leased Getting Stronger As We Expand New Store Performance(1)

Continue to Drive Comparable Store Sales 18 consecutive quarters of positive Comparable Store Sales growth, averaging 5.2% 12 Customer • Leverage credit card and Insider Perks programs (launched in August 2017) • 2.7MM Insider Perks Members as of August 2018 • Convert email address database to Insider Perks • Develop CRM capabilities to personalize customer experience Brand • Increase brand awareness through optimal media mix • Expand digital presence and engagement to drive in-store traffic Product • Continuous innovation of on-trend products to drive broad appeal • Align mix of style archetypes with customer preferences • Ensure continuous newness through category reinventions • Strengthen visual merchandising Inventory • Ensure we have the right product at the right time at the right store • Expand direct sourcing as a tool to reinvest in lower prices, higher brand awareness and better quality over time • Maximize productivity of inventory in store

Building Brand Awareness Is a Huge Opportunity

Brand Awareness Still in Early Stages

Unaided Brand Awareness[1]


4%
11%
21%
32%
41%
wayfair
at home
BED BATH & BEYOND
HomeGoods
TARGET

Once Customers Know Us, They Love Us

High Intent to Shop[2]


86%
76%
71%
52%
49%
at home
HomeGoods
BED BATH & BEYOND
Pier 1 imports
wayfair

Strategies to Enhance Brand Awareness


(Marketing Spend, $mm)
$0
$2
$9
$13
$19
$26
FY13
FY14
FY15
FY16
FY17
FY18

Investing In TV and Digital Advertising

Increasing Outreach Through Direct Mail and Catalogs

(1) Per Cooper Roberts research survey: "What stores, if any, have you ever seen or heard of that sell home décor products?"
(2) Per Cooper Roberts research survey to core customers: "How likely are you to visit each of the following stores in the next three months to shop for home décor products?"

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Enhancing the Customer Experience Digitally • • • • • • Focused on digitally-enabling in-store sales All products and prices online to promote ease of browsing Optimized mobile experience Improved online search and filter functionality Loyalty and credit card designed to gather real-time customer data Leverage data analytics to increase customer engagement and drive traffic with Us Current(1) Q2 FY2019 Aug 2017 Jan 2018 Aug 2018 39 Average age >30% Under 30 Launch Program 1 million Members 2.7 million Members Email Engagement 77% YoY Unique Website Visitors Increased > 50% Capturing More of the Millennial Market 14 (1)Per Cooper Roberts survey to core customers. Millennials Growing Expanding Insider Perks Loyalty Program Increasing Digital Presence

Historical Financial Performance

Proven Track Record $1,051 $951 165 CAGR: +21% CAGR: +21% 149 81 $404 68 $364 58 (2) (2) FY13 FY14 FY15 FY16 FY17 FY18 LTM FY13 FY14 FY15 FY16 FY17 FY18 LTM % Growth(1) 11 21 27 23 24 24 New Stores 7 10 16 20 24 28 31 $278 CAGR: +21% CAGR: +16% $178 $252 $161 $169 $105 $89 $85 $81 (2) (2) FY13 FY14 FY15 FY16 FY17 FY18 LTM FY13 FY14 FY15 FY16 FY17 FY18 LTM Margin 26 28 27 27 26 27 26 Margin 22 21 18 17 16 17 17 Note: $ in millions. Please refer to the reconciliation of Adjusted EBITDA and Store-level Adjusted EBITDA in the appendix. (1)FY15 contained an additional week of business. FY15 and FY16 net sales growth rates have been adjusted to exclude $7.8M in net sales earned in the 53rd week of FY15. (2) LTM store and financial information as of July 28, 2018. 15 $126 $199 $113$133 $96 Store-level Adjusted EBITDA Adjusted EBITDA 123 100 $766 $622 $498 Store Count Net Sales

Consistent Track Record of Delivering Comp Store Sales Growth 11.4% 6.1% 0% 3.5% Fiscal Quarter: (1) Q1 15 Q2 15 Q3 15 Q4 15 Q1 16 Q2 16 Q3 16 Q4 16 Q1 17 Q2 17 Q3 17 Q4 17 Q1 18 Q2 18 Q3 18 Q4 18 Q1 19 Q2 19 Q3 19E 18 consecutive quarters of Comparable Store Sales growth averaging 5.2% 16 (1) Represents management guidance as announced on August 29, 2018. 9.8% 7.8% 6.5% 7.1% 7.1% 6.4% 5.8% 5.7% 4.2% 3.8% 4.5 - 5. 2.8% 1.9% 1.2% 0.9% 0.9% FY2018: 6.5% FY2017: 3.7% FY2016: 3.9% FY2015: 8.3% Comp Store Sales Growth

Momentum Has Continued Since IPO Target  23% 23 Net New Stores 21% 26 Net New Stores Store Growth High Teens Comp Sales Growth Low Single Digits 3.7% 6.5% Sales Growth High Teens 23% 24% Adj. Operating Income Growth ~20% 26% 30% PF Adj. Net Income Growth ~25% 44% 64% (1)These growth targets represent our goals and are not projections of future performance. These targets are forward-looking, are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. For discussion of some of the important factors that could cause these variations, please consult “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 27, 2018, filed with the SEC on March 23, 2018 and other documents we file with the SEC. Nothing in this presentation should be regarded as a representation by any person that these targets will be achieved, and the Company undertakes no obligation to update this information. 17 Above FY2018 Results FY2017 Results Long-Term Growth Targets At IPO(1)

We Have Continued to Strengthen our Balance Sheet

Improved Leverage Profile and Liquidity Since IPO

($ in millions)

	Capitalization As Of:		
	TLB Issuance PF 4/4/15	7/28/18	Pro Forma 7/28/18
Cash	$8	$10	$10
ABL Facility	43	196	68
Term Loan Facilities	300	291	425
Other Debt	168	35	35
Total Debt	**$511**	**$522**	**$528**
Net Debt	**503**	**512**	**518**
Total Liquidity[(1)]	$89	$126	$254
Debt / LTM EBITDA	**4.9x**	**2.9x**	**3.0x**

- ✓ In July 2017, upsized ABL Facility from $215mm to $350mm and extended the maturity to July 2022, substantially increasing flexibility
- ✓ Committed to further reducing leverage over time, primarily through earnings growth

At Home Has Reduced Leverage by 2x



5.2x
4.9x
5.1x
3.4x
3.0x
2.9x
3.0x
FY2015
TLB 4/4/15
FY2016
FY2017
FY2018
Q2 FY19 LTM
Q2 FY 19 PF
Total Debt / Adjusted EBITDA(2)

18

Note: Entries may not sum due to rounding.
(1) Liquidity calculated as cash and cash equivalents plus availability under revolving credit facility.
(2) Total debt includes the ABL revolving credit facility, current portion of long-term debt, long-term debt and financing obligations, inclusive of unamortized deferred debt issuance cost. Please refer to the reconciliation of Adjusted EBITDA in the appendix.

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Appendix

Consistent Growth Since IPO with Initiatives in Place to Continue Momentum ($mm) • Focus on driving consistent, quality comparable store sales increases • Enable productivity loop by re-investing in: • Direct sourcing • Brand awareness • Lower prices • Better quality Continue to drive earnings growth faster than sales growth • 21 Note: Please refer to the reconciliation of Adjusted EBITDA, Store-level Adjusted EBITDA, adjusted operating income, and pro forma Adjusted Net Income in the appendix. Q3 2017 Q4 2017 Net New Stores70 Y-o-Y Growth %22%22% FY 2017 23 23% Q1 2018 Q2 2018 Q3 2018 Q4 2018 6785 22%18%18%21% FY 2018 26 21% Q1 2019 Q2 2019 79 21%21% Comparable Store Sales4.2%7.1% 3.7% 5.8%7.8%7.1%5.7% 6.5% 0.9%2.8% Net Sales$171$235 $766 $212$232$213$294 $951 $256$288 Y-o-Y Growth %22%26% 23% 23%23%25%25% 24% 21%24% Adjusted Operating Income$8$24 $79 $24$23$13$43 $103 $26$32 Y-o-Y Growth %66%20% 26% 20%21%61%78% 30% 8%37% Margin %4.7%13.6% Pro Forma Adjusted Net Income$2$17 10.3% $36 11.3%9.9%6.0%14.6% $12$11$4$32 10.8% $60 10.2%10.9% $20$23 Y-o-Y Growth %NM102% 44% 32%35%150%86% 64% 68%104% Margin %1.0%8.2% 4.8% 5.2%4.8%2.1%11.0% 6.3% 7.9%7.8% Selected Financial Data Initiatives

Historical Adjusted EBITDA and Store-Level Adjusted EBITDA Reconciliation

($ in thousands)	FY2013 1/26/2013	FY2014 1/25/2014	FY2015 1/31/2015	FY2016 1/30/2016	FY2017 1/28/2017	FY2018 1/27/2018	FY2019 Q2 7/28/2018	FY2018 Q2 7/29/2017	LTM FY2019 Q2 7/28/2018
Net (Loss) Income	($9,749)	($22,283)	($436)	$3,574	$27,066	$31,812	($10,068)	$9,533	$20,523
Interest Expense, net	39,837	41,152	42,382	36,759	27,174	21,704	6,680	5,422	23,854
Loss on Extinguishment of Debt	20,744	-	-	36,046	2,715	-	-	-	-
Income Tax (Benefit) Provision	(1,558)	59	4,357	(14,160)	15,722	33,845	(8,440)	5,301	13,781
Depreciation and Amortization[a]	12,912	13,132	23,317	28,694	36,925	48,777	14,474	11,851	52,020
EBITDA Reconciliation	**$62,186**	**$32,060**	**$69,620**	**$90,913**	**$109,602**	**$136,138**	**$2,646**	**$32,107**	**$110,178**
Legal settlements and consulting and other professional services[b]	3,609	2,874	4,633	3,506	2,478	5,734	1,564	1,243	6,849
Relocation and Employee Recruiting[c]	321	4,442	2,928	724	262	-	-	-	-
Management Fees and Expenses[d]	3,805	3,690	3,596	3,612	1,847	-	-	-	-
Stock-based Compensation Expense[e]	292	4,373	4,251	4,663	4,066	2,491	1,884	515	4,122
Stock-based Compensation Related to Special One-Time IPO Bonus Grant[f]	-	-	-	-	5,318	11,273	1,225	2,719	8,357
Stock-based compensation related to one-time CEO grant[l]	-	-	-	-	-	-	41,475	-	41,475
Impairment of Trade Name[g]	-	37,500	-	-	-	-	-	-	-
Non-cash Rent[h]	1,730	1,367	1,795	2,398	2,320	3,334	1,337	1,040	4,821
Other[i]	8,567	(1,361)	1,881	(347)	384	1,829	327	74	2,585
Adjusted EBITDA	**$80,510**	**$84,945**	**$88,704**	**$105,469**	**$126,277**	**$160,799**	**$50,458**	**$37,698**	**$178,387**
Cost Associated with New Store Openings[j]	1,070	2,023	6,848	9,801	12,035	16,504	4,880	4,041	17,123
Corporate Overhead Expenses[k]	14,146	25,977	37,570	53,303	60,675	75,149	22,108	19,050	82,673
Store-level Adjusted EBITDA	**$95,726**	**$112,945**	**$133,122**	**$168,573**	**$198,987**	**$252,452**	**$77,446**	**$60,789**	**$278,183**

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Historical Adjusted EBITDA and Store-Level Adjusted EBITDA Reconciliation Includes the portion of depreciation and amortization expenses that are classified as cost of sales in our consolidated statements of operations. Primarily consists of (i) consulting and other professional fees with respect to projects to enhance our accounting, finance, merchandising and human resource capabilities and other public company initiatives of $5.7 million, $2.5 million, $3.5 million, $2.8 million, $2.2 million and $3.1 million for fiscal years 2018, 2017, 2016, 2015, 2014 and 2013, respectively; $1.6 million and $1.2 million during the thirteen weeks ended July 28, 2018 and July 29, 2017, respectively; and $6.8 million during the twelve months ended July 28, 2018. and (ii) litigation settlement charges and related legal fees for certain claims and legal costs for other matters relating to events that arose prior to our acquisition by our Sponsors that have concluded in the amounts of $1.8 million, $0.7 million and $0.5 million for fiscal years 2015, 2014 and 2013, respectively. Adjustments related to such items for the other periods presented were not material. Primarily reflects employee recruiting and relocation costs in connection with the build-out of our management team. Reflects management fees paid to our Sponsors in accordance with our management agreement. In connection with our initial public offering, the management agreement was terminated on August 3, 2016 and our Sponsors no longer receive management fees from us. Non-cash stock-based compensation related to the ongoing equity incentive program that we have in place to incentivize, retain and motivate our employees, officers, consultants and non-employee directors. Non-cash stock-based compensation associated with a special one-time initial public offering bonus grant to senior executives, which we do not consider in our evaluation of our ongoing performance. The grant was made in addition to the ongoing equity incentive program that we have in place to incentivize and retain management and was made to reward certain senior executives for historical performance and allow them to benefit from future successful outcomes for our Sponsors. Reflects the impairment of the Garden Ridge trade name as a result of our rebranding initiative. Consists of the non-cash portion of rent, which reflects (i) the extent to which our GAAP straight-line rent expense recognized exceeds or is less than our cash rent payments, partially offset by (ii) the amortization of deferred gains on sale-leaseback transactions that are recognized to rent expense on a straight-line basis through the applicable lease term. The offsetting amounts relating to the amortization of deferred gains on sale-leaseback transactions were $(6.3) million, $(4.7) million, $(3.2) million, $(1.8) million and $(0.3) million during fiscal years 2018, 2017, 2016, 2015 and 2014, respectively; $(2.2) million and $(1.5) million during the thirteen weeks ended July 28, 2018 and July 29, 2017, respectively; and ($7.5) million during the twelve months ended July 28, 2018. The GAAP straight-line rent expense adjustment can vary depending on the average age of our lease portfolio, which has been impacted by our significant growth. For newer leases, our rent expense recognized typically exceeds our cash rent payments while for more mature leases, rent expense recognized is typically less than our cash rent payments. Other adjustments include amounts our management believes are not representative of our ongoing operations, including: (a) (b) (c) (d) (e) (f) (g) (h) (i) for fiscal year 2013, a $5.6 million exit payment to former management; for fiscal year 2014, an insurance reimbursement of $(1.6) million and a prior year audit refund of $(0.5) million; for fiscal year 2015, asset retirements related to our rebranding of $0.6 million and $0.4 million for a store relocation; for fiscal year 2016, gain on the sale of our property in Houston, Texas of $(1.8) million and $(0.3) million related to various refunds for prior period taxes and audits, slightly offset by $0.5 million in expenses incurred for a store closure for fiscal year 2017, a loss of $0.3 million recognized on the sale of land in connection with the expansion of our distribution center. for fiscal year 2018, an impairment charge of $2.4 million following the resolution of a legal matter. for the thirteen and twenty-six weeks ended July 28, 2018, payroll tax expense of $0.3 million and $0.6 million, respectively, related to the exercise of stock options. (j) Reflects non-capital expenditures associated with opening new stores, including marketing and advertising, labor and cash occupancy expenses. Costs related to new store openings represent cash costs, and you should be aware that in the future we may incur expenses that are similar to these costs. We anticipate that we will continue to incur cash costs as we open new stores in the future. We opened 28, 24, 20, 16, 10 and seven new stores during fiscal years 2018, 2017, 2016, 2015, 2014 and 2013, respectively. We opened nine and eight new stores during the thirteen weeks ended July 28, 2018 and July 29, 2017, respectively, and 31 new stores in the twelve months ended July 28, 2018. Reflects corporate overhead expenses, which are not directly related to the profitability of our stores, to facilitate comparisons of store operating performance as we do not consider these corporate overhead expenses when evaluating the ongoing performance of our stores from period to period. Corporate overhead expenses, which are a component of selling, general and administrative expenses, are comprised of various home office general and administrative expenses such as payroll expenses, occupancy costs, marketing and advertising, and consulting and professional fees. Store-level Adjusted EBITDA should not be used as a substitute for consolidated measures of profitability or performance because it does not reflect corporate overhead expenses that are necessary to allow us to effectively operate our stores and generate Store-level Adjusted EBITDA. We anticipate that we will continue to incur corporate overhead expenses in future periods. Non-cash stock-based compensation expense associated with a one-time grant to our Chairman and Chief Executive Officer that vested in the second fiscal quarter 2019 (the “CEO grant”), which we do not consider in our evaluation of our ongoing performance. (k) (l) 23

Historical Adjusted Operating Income Reconciliation

($ in thousands)	Q3 2017 10/29/2016	Q4 2017 1/28/2017	FY2017 1/28/2017	Q1 2018 4/29/2017	Q2 2018 7/29/2017	Q3 2018 10/28/2017	Q4 2018 1/27/2018	FY2018 1/27/2018	Q1 2019 4/28/2018	Q2 2019 7/28/2018
Operating income (loss) as reported	$4,533	$29,266	$72,677	$21,319	$20,256	$9,316	$36,470	$87,361	$24,200	($11,828)
Impairment charges	-	-	-	-	-	-	2,422	2,422	-	-
Stock-based compensation related to special one-time IPO bonus grant[a]	2,708	2,610	5,318	2,719	2,719	2,719	3,117	11,273	1,296	1,225
Stock-based compensation related to one-time CEO grant [b]	-	-	-	-	-	-	-	-	-	41,475
Payroll tax expense related to special one-time IPO bonus stock option exercises[c]	-	-	-	-	-	-	-	-	11	35
Transaction costs[d]	701	72	797	-	-	724	726	1,450	522	657
Adjusted Operating Income	**$7,942**	**$31,948**	**$78,792**	**$24,038**	**$22,975**	**$12,759**	**$42,735**	**$102,506**	**$26,029**	**$31,564**

(a) Non-cash stock-based compensation associated with a special one-time initial public offering bonus grant to senior executives (the IPO grant"), which we do not consider in our evaluation of our ongoing performance. The IPO grant was made in addition to the ongoing equity incentive program that we have in place to incentivize and retain management and was made to reward certain senior executives for historical performance and allow them to benefit from future successful outcomes for our Sponsors.
(b) Non-cash stock-based compensation expense associated with the CEO grant, which we do not consider in our evaluation of our ongoing performance.
(c) Payroll tax expense related to stock option exercises associated with the IPO grant, which we do not consider in our evaluation of our ongoing performance.
(d) Charges incurred in connection with the registration of shares of our common stock on behalf of our Sponsors, which we do not consider in our evaluation of our ongoing performance.

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The Home Décor Superstore

Historical Pro Forma Adjusted Net Income Reconciliation

($ in thousands)	Q3 2017 10/29/2016	Q4 2017 1/28/2017	FY2017 1/28/2017	Q1 2018 4/29/2017	Q2 2018 7/29/2017	Q3 2018 10/28/2017	Q4 2018 1/27/2018	FY2018 1/27/2018	Q1 2019 4/28/2018	Q2 2019 7/28/2018
Net (Loss) Income as reported	($1,856)	$15,258	$27,066	$10,049	$9,533	$2,375	$9,855	$31,812	$18,361	($10,068)
Impairment charges	-	-	-	-	-	-	2,422	2,422	-	-
Loss on extinguishment of debt	2,715	-	2,715	-	-	-	-	-	-	-
Loss on modification of debt	-	-	-	-	179	-	-	179	-	-
Stock-based compensation related to special one-time IPO bonus grant[(a)]	2,708	2,610	5,318	2,719	2,719	2,719	3,117	11,273	1,296	1,225
Payroll tax expense related to special one-time IPO bonus stock option exercises[(b)]	-	-	-	-	-	-	-	-	11	35
Stock-based compensation related to one-time CEO grant [(i)]	-	-	-	-	-	-		-	-	41,475
Transaction costs[(c)]	701	72	797	-	-	724	726	1,450	522	657
Tax impact of adjustments to net income (loss)[(d)]	(2,740)	(975)	(3,244)	(1,056)	(1,036)	(1,227)	(847)	(4,003)	(11)	(10,355)
Deferred tax impact related to Tax Act[(e)]	-	-	-	-	-	-	16,694	16,694	-	-
Tax impact related to special one-time IPO bonus stock option exercises[(f)]	-	-	-	-	-	-	-	-	(54)	(343)
Adjusted Net Income	**$1,528**	**$16,965**	**$32,652**	**$11,712**	**$11,395**	**$4,591**	**$31,967**	**$59,827**	**$20,125**	**$22,626**
Adjustments for comparability between periods:										
Interest on Second Lien Term Loan[(g)]	138	-	6,054	-	-	-	-	-	-	-
Tax impact of adjustments to Adjusted Net Income[(d)]	(62)	-	(2,224)	-	-	-	-	-	-	-
Tax rate adjustments[(h)]	181	446	-	258	(313)	(133)	350	-	-	-
Pro Forma Adjusted Net Income	**$1,785**	**$17,411**	**$36,482**	**$11,970**	**$11,082**	**$4,458**	**$32,317**	**$59,827**	**$20,125**	**$22,626**

(a) Non-cash stock-based compensation associated with a special one-time initial public offering bonus grant to senior executives (the IPO grant"), which we do not consider in our evaluation of our ongoing performance. The IPO grant was made in addition to the ongoing equity incentive program that we have in place to incentivize, retain and motivate our employees, officers, consultants and non-employee directors.

(b) Payroll tax expense related to stock option exercises associated with the IPO grant, which we do not consider in our evaluation of our ongoing performance.

(c) Charges incurred in connection with the registration of shares of our common stock on behalf of our Sponsors, which we do not consider in our evaluation of our ongoing performance.

(d) Represents the tax impact associated with the adjusted expenses. After giving effect to the adjustments to net income at the annual effective tax rate excluding discrete items, the adjusted effective tax rate for the thirteen weeks ended July 28, 2018 was 9.1%. The effective tax rate of 0.3% for the thirteen weeks ended April 28, 2018 was adjusted to 0.6% to exclude the tax impact of stock option exercises associated with the IPO grant. The effective tax rate of 67.9% and 51.5%,respectively, for the thirteen weeks and fiscal year ended January 27, 2018, was adjusted to 13.5% and 21.6%, respectively, to exclude the tax impact of the revaluation of net deferred tax assets as a result of the Tax Act. The effective tax rate was 35.6% for the thirteen weeks ended October 28, 2017; 35.7% for the thirteen weeks ended July 29, 2017; 38.9% for the thirteen weeks ended April 29, 2017; 36.7% for the fiscal year ended January 28, 2017; 36.4% for the thirteen weeks ended January 28, 2017; and 44.8% for the thirteen weeks ended October 29, 2016.

(e) Represents the tax impact of the revaluation of net deferred tax assets as a result of the Tax Act.

(f) Represents the federal income tax impact related to stock option exercises associated with the IPO grant.

(g) Adjusts interest expense for use of IPO proceeds for repayment in full of the $130.0 million of principal amount of indebtedness under our second lien term loan facility, which occurred in the third quarter of fiscal 2017

(h) Represents the tax impact required to present pro forma adjusted net income, including all outlined adjustments, subject to a normalized effective tax rate of 37.5% and 38.5% for interim periods within fiscal years 2018 and 2017, respectively. For the fourth quarter of fiscal 2017, represents the tax impact required to present annual pro forma adjusted net income, including all outlined adjustments, at the annual effective tax rate of 36.7%. For the fourth quarter of fiscal 2018, represents the tax impact required to present annual pro forma adjusted net income, including all outlined adjustments, at the adjusted annual effective tax rate of 26.1%, which excludes the impact of the revaluation of net deferred tax assets as a result of the Tax Act.

(i) Non-cash stock-based compensation expense associated with the CEO grant, which we do not consider in our evaluation of our ongoing performance.

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The Home Décor Superstore